CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement") made as of April 1, 2001 (the "Agreement Date"), by and between Life Medical Sciences, Inc., a Delaware Corporation (the "Company") and Richard L. Franklin, M.D. (the "Consultant"), an individual whose address is La Dogana, Localita Dogona, Farnese 01010 Italy.

      WHEREAS, the Company desires to utilize the skills, experience and knowledge of the Consultant on a consulting basis, and Consultant is willing to make his services available for the period and upon and subject to the terms herein provided; and

      WHEREAS, the Consultant has previously assisted the Company in financing and business activities and is currently serving as a Series A designated member of the Company's Board of Directors;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

      1. Retention of Consultant. Subject to the terms and conditions hereinafter set forth, the Company hereby retains the Consultant, and the Consultant hereby accepts such retention, to serve as a consultant to the Company. The Consultant agrees to render advisory and consulting services to the Company in the areas of strategic planning, business management, fund raising, investor relations and other areas consistent with the Consultant's experience and expertise. Specifically, at the designation of the Company's Board of Directors and the election of the Company's shareholders, the Consultant agrees, with no additional compensation beyond that stipulated in Section 4 herein, to serve as a member of the Company's Board of Directors including participation on such committees of the Board as may be mutually-agreed upon by the Consultant and the majority of the members of the Company's Board of Directors.

      2. Time Commitment: No Conflict. The Consultant will devote such time to his services under this Agreement as may reasonably be required by the Company. The Consultant agrees to meet and advise at reasonable times and upon reasonable prior notice, with the Company's management, agents, employees and other Company members. The Consultant will arrange to perform the services under this Agreement in such a manner and at such times that the services will not conflict with any other agreement, arrangement, understanding, obligation of confidentiality or employment relationship. The Consultant represents that the execution of this Agreement and performance of the services hereunder do not and will not breach any agreement, arrangement, understanding, obligation of confidentiality or employment relationship to which the Consultant is a party or by which the Consultant is bound, and during this Agreement, the Consultant will not enter into any agreement, either written or oral, in conflict herewith.


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

      3. Term. The Consultant's retention shall commence on April 1, 2001 (the "Retention Date") and the initial term shall be for one year from the Retention Date (as extended from time to time in accordance with this Section 3, the "Retention Term"). However, it is understood and agreed by the parties hereto that (i) absent prior written notice to the Consultant of the Company's intent to terminate this Agreement, such notice being received by the Consultant at least three months prior to the intended date of termination or (ii) unless this Agreement has been earlier terminated in accordance with Section 11, the Retention Term shall automatically be extended in annual increments as of the anniversary of the Retention Date.

      4. Compensation. In full consideration for the services rendered hereunder to the Company by the Consultant:

            (a) Consulting Fee. The Company shall pay to the Consultant, during the term of this Agreement, a fee of Ten Thousand Dollars ($10,000) per month payable monthly in arrears. In the event of the Consultant's death during the term of this Agreement, any monthly installments owing but unpaid as of the date of death shall be paid by the Company to the Consultant's estate and no further monthly installments shall be payable.

            (b) Stock Options. The Company hereby agrees that it will grant, dated as the closing of the Second Financing herein defined, to the Consultant, pursuant to the Company's 2001 Non-Qualified Stock Option Plan, (the "Plan"), a non-qualified option (the "Option") to purchase Three Million (3,000,000) shares of the Company's Common Stock (the "Option Shares"). The exercise price for each Option Share shall be equivalent to the transaction price of the Common Shares in the Second Financing defined in the Series A Preferred Stock Purchase Agreement dated December 15, 2000 (the "Second Financing"). The Option will vest and become exercisable over a two-year period commencing on the date of the grant, with one-third vesting and becoming exercisable on the date of grant and on each of the first and second anniversaries of the date of grant, subject to termination as provided for in the Plan, and further subject to termination in the event that the Consultant breaches any term hereof. The Option will contain a net exercise provision. The Option will expire as to each installment seven years from the date of vesting. . The terms (including exercisability) of the Option shall otherwise be governed by the Plan, as well as the applicable option agreement to be entered into pursuant to the terms of the Plan. Notwithstanding the foregoing, if, subsequent to the Agreement Date, a Change of Control (as hereinafter defined) of the Company occurs, then, upon such occurrence, the vesting schedule of the Option shall accelerate so that 100% of the Option will have vested on the Agreement Date. For purposes of this Agreement, "Change of Control" carries the definition referenced in the 2001 Non-Qualified Stock
Option Plan. For purposes of this Agreement, a Change of Control specifically excludes the proposed issuance of the Company's common stock and preferred stock associated with either the Company's purchase of certain biomaterials assets from Phairson, Ltd. or the Second Financing (either of such transactions, a "Specified Transaction").


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


      The Consultant agrees that he will acquire the option and will acquire the shares of Common Stock issuable upon exercise of the option, for his own account, for investment purposes only, and not for public resale or distribution of the same. The Consultant will not sell or otherwise dispose of, directly or indirectly, the option, or any shares of Common Stock issuable upon exercise of the option, except in compliance with the applicable provisions of the option agreement, the Securities Act of 1933, as amended (the "Securities Act"), and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder and the securities laws of any state. The Consultant understands and acknowledges that neither the option nor the shares of Common Stock issuable upon exercise of the option have been registered under the Securities Act, or the securities laws of any state, and that they re being granted and/or sold in reliance upon an exemption from registration thereunder and that his right to sell, transfer, pledge or otherwise dispose of the option or the shares of Common Stock issuable upon exercise of the option will be limited by the Securities Act and state securities laws.

            (c) Payment of Expenses. The Company shall reimburse the Consultant for all reasonable travel and other expenses incurred on its behalf and when authorized in advance by the Company. Such expenses shall be confirmed by appropriate receipts and shall be submitted in accordance with Company standard expense account procedure.

      5. Confidentiality. The Consultant recognizes and acknowledges that the Company's trade secrets, proprietary information and processes, including, but not limited to research and development activities, manufacturing, product and/or marketing information, business strategies, financial information and customer and customer prospect information, as they may exist from time to time and whether or not marked "Confidential" or similarly legended ("Confidential Information"), are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Consultant's duties hereunder. The Consultant will not, during and for five
(5) years after the term of this Agreement, in whole or in part, disclose Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Consultant make use of Confidential Information for his own purposes or for the benefit of any person, firm, corporation, or other entity (except the Company) under any circumstances during or after the term of this Agreement. These restrictions shall not apply to such trade secrets, information and processes which (i) at the time of disclosure are in the public domain (provided that the Consultant was not responsible, directly or indirectly, for such trade secrets, information or processes entering the public domain without the Company's consent), (ii) were lawfully in the Consultant's possession or known to Consultant prior to receipt from the Company (as evidenced by written record predating the Company's disclosure and acknowledged by the parties to the Agreement) or (iii) are required to be disclosed by the Consultant as a matter of law, by court order or by any regulatory body having jurisdiction over the subject matter. The Consultant agrees to hold as the Company's sole and exclusive property, all memoranda, books, papers, letters, formulae and other data, and all copies and other tangible evidence thereof, in any way relating to the Company's business and affairs, whether made by the Consultant or otherwise coming into the Consultant's possession, and on termination of this Agreement, or on demand of the Company at any time, to deliver the same to the Company. The Consultant agrees to maintain the Confidential Information in the strictest confidence and to apply at all times the strictest security measures to prevent its unauthorized dissemination.


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

      6. Developments.

      (a) Disclosure. The Consultant shall promptly and fully disclose in writing and assign to the Company all of the Consultant's right, title and interest in any patentable, copyrightable or otherwise legally protectable idea, invention, discovery, process, formula, improvement, design of a useful article, trade secret, database, documentation, proprietary information and material, and other material work of authorship, made or conceived solely or jointly by the Consultant during the term of this Agreement, which (i) arise, result or derive from any task assigned to the Consultant or work performed by the Consultant for or on behalf of the Company or from the Company's Confidential Information, or
(ii) relate at the time of conception or reduction to practice to actual or demonstrable anticipated research or development of the Company and are known or become known to the Consultant as a consequence of the Consultant's consultancy (collectively "Developments").

      (b) Protection. At any time, during or after the term of this Agreement, at the Company's request, the Consultant shall promptly execute any documents that the Company may reasonably request, including assignments of title to the Company, and do anything else reasonably necessary to enable the Company to obtain and enforce, in the United States and in any other countries, any patent, copyright or other form of legal protection for any of the Developments the Consultant is to assign to the Company by reason of Section 6(a).

      7. Reasonableness of Restrictions. If any restriction contained in Section 5 shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope thereof or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provisions thereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated thereby. The invalidity or unenforceability of any provision of the Agreement shall in no way affect the validity or enforceability of any other provision, which shall remain in full force and effect.

      8. Injunction. The Consultant acknowledges and agrees that in view of the unique quality of the services provided to the Company by the Consultant and the fact that the Company's business heavily depends upon its proprietary information and Confidential Information, the remedies of the Company at law for breach by the Consultant of any of the restrictions contained in Section 5 or 6 will be inadequate and that the Company, without in any way limiting any of its other rights at law or in equity, shall be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving irreparable damages.


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

      9. Independent Contractor Status. The Consultant will furnish services as an independent contractor and not as an employee of the Company or of any company affiliated with the Company. Consultant has no power or authority to act for, represent, or bind the Company or any company affiliated with the Company in any manner. The Consultant is not entitled to any medical coverage, life insurance, or other benefits afforded to the Company's regular employees, or those of affiliated companies. If the Company or any of the Company's affiliated companies is required to pay or withhold any taxes or make any other payment with respect to fees payable to the Consultant, the Consultant will reimburse the Company or the affiliated company in full for taxes paid, and permit the Company to make deductions for taxes required to be withheld from any sum due Consultant.

      10. Non-Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company, but neither this Agreement nor any rights hereunder may be assigned, pledged or disposed of, and no duties may be delegated, by the Consultant, and any such attempted act shall relieve the Company of its obligations hereunder.

      11. Early Termination. In addition to the provisions for termination of this Agreement referenced in Section 3, this Agreement may be terminated under the following circumstances:

      (a) This Agreement may be terminated by either party in the event of a material breach of any provision of this Agreement by the other, which breach continues for fourteen (14) days after written notice thereof is given to such party by the non-breaching party. Any termination of this Agreement by the Company pursuant to this sub-paragraph shall relieve the Company of its obligations to the Consultant under Section 4 hereof, and cause the option referred to in Section 4, to the extent not vested at the time notice of termination is given, to terminate automatically and become of no further force and effect.

      (b) This Agreement may be terminated by either party in the event the Company should sell all or substantially all of the Company's business assets to a third party whether through a purchase transaction, merger, consolidation or otherwise.

      (c) This Agreement may be terminated by either party in the even the Company should file for protection under the federal or any state bankruptcy laws, be declared insolvent, should have liens placed on all or substantially of its assets or other similar proceeding.

      (d) Early termination of this Agreement shall be accomplished by notice to the other party setting forth in reasonable detail the reason for the termination, and shall be effective on the date set forth in the notice. The provisions of Sections 5 and 6 hereof shall survive early termination of this Agreement pursuant to this Section.


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


      12. Notices. Any notices required or permitted by this Agreement shall be in writing and personally delivered or mailed first class, postage prepaid, addressed to the Company at P.O. Box 219, Little Silver, NJ 07739 or to the Consultant at the address indicated herein.

      13. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and may be amended only by written instrument signed by the parties.

      14. Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of New Jersey (without reference to its rules as to conflicts of law). Any dispute between the Company and the Consultant which may arise hereunder and which cannot be settled by mutual agreement shall be referred to arbitration. The board of arbitration shall be composed of three arbitrators, one of who shall be chosen by the Company, one by the Consultant and the third by the two chosen. Unless the parties to the arbitration shall otherwise agree to a place of arbitration, the place of arbitration shall be the State of New Jersey, under the Rules of the American Arbitration Association. The arbitration award shall be final and binding upon the parties to such arbitration and may be entered in any court having jurisdiction.

      15. Headings. The headings of the Sections hereof are inserted for convenience of reference only and do not constitute a part of this Agreement for any other purpose.

      16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

      IN WITNESS WHEROF, the parties have executed or caused to be executed this Agreement as of the date first above written.


                                    Life Medical Sciences, Inc.

                                    By: /s/ Robert Hickey
                                       ------------------------------
                                       Name:
                                       Title: CEO


                                    /s/ Richard L. Franklin
                                    ---------------------------------
                                    Richard L. Franklin, M.D.

                                 AMENDMENT No. 1

AMENDMENT No. 1 dated as of this 20th day of May, 2003 ("Amendment No. 1") between Life Medical Sciences, Inc. (the "Company") and Richard L. Franklin, MD (the "Consultant").

                              W I T N E S S E T H:

      WHEREAS, the parties have entered into an agreement dated April 1, 2001 (the "2001 Agreement"), and

      WHEREAS, the parties wish to modify and amend the 2001 Agreement, upon the terms, provisions and conditions set forth below (the "Amendment No. 1").

      NOW THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

      1. The following language set forth as Section 3. Term.:

      "The Consultant's retention shall commence on April 1, 2001 (the "Retention Date") and the initial term shall be for one year from the Retention Date (as extended from time to time in accordance with this Section 3, the "Retention Term"). However, it is understood and agreed by the parties hereto that (i) absent prior written notice to the Consultant of the Company's intent to terminate this Agreement, such notice being received by the Consultant at least three months prior to the intended date of termination or (ii) unless this Agreement has been earlier terminated in accordance with Section 11, the Retention Term shall automatically be extended in annual increments as of the anniversary of the Retention Date."

      are hereby deleted and are hereby replaced with the following:

      "The  Consultant's   retention  shall  commence  on  April  1,  2001  (the
      "Retention Date") and shall terminate as of December 31, 2004 (the "Retention Period"), unless this Agreement has been earlier terminated in accordance with Section 11."

      2. The following language set forth as Section 4. (a) Consulting Fee.:

      "The Company shall pay to the Consultant, during the term of the term of this Agreement, a fee of Ten Thousand Dollars ($10,000) per month payable monthly in arrears. In the event of the Consultant's death during the term of this Agreement, any monthly installments owing but unpaid as of the date of death shall be paid by the Company to the Consultant's estate and no further monthly installments shall be payable."

      are hereby deleted and are hereby replaced with the following:


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

      "The Company shall pay to the Consultant, during the period through the later of December 31, 2003 or the closing of the Company's next round of financing (nominally referred to as the "Series D Round", for example sake), a fee of Ten Thousand Dollars ($10,000) per month and subsequently, through the expiration of the Retention Period, a fee of Five Thousand Dollars ($5,000) per month, fees payable on a monthly basis in arrears. In the event that the Series D Round has not closed by March 31, 2004, the monthly fee shall immediately be reduced to Five Thousand Dollars ($5,000) per month for the remainder of the Retention Period."

3. The following language set forth as the first portion of the first sentence in Section 4. (b) Stock Options.:

      "The  Company  hereby  agrees that it will grant,  dated as the  Retention
      Date,"

      are hereby deleted and are hereby replaced with the following:

      "The Company hereby agrees that it will grant, dated as of the closing date of the Second Financing,"

4. All terms used herein but not otherwise defined herein shall have the same meaning ascribed to such term in the 2001 Agreement.

5. Amendment No. 1 may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. From and after the execution and delivery of Amendment No. 1, the term "2001 Agreement" shall be deemed to include the terms and provisions of Amendment No. 1.

6. By executing Amendment No. 1, the Consultant and the Company hereby certify that any and all necessary approvals and consents for the effectiveness of Amendment No. 1 have been obtained.

      IN WITNESS WHEREOF, the parties have duly executed Amendment No. 1 as of the day and year first above written.



CONSULTANT:                                 LIFE MEDICAL SCIENCES, INC.:



/s/ Richard L. Franklin                     /s/ Robert P. Hickey
------------------------------              ----------------------------------
Richard L. Franklin, M.D.                   Name:  Robert P. Hickey
                                            Title:  Chairman, President & CEO



                                       2